Exhibit 99.1

    CERTIFICATION OF PRESIDENT AND PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER



      Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C. ss.1350), the undersigned, Gary Schultheis, President and Principal Financial and Accounting Officer of Evolve One, Inc. (the "Company") has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002 (the "Report").

      The undersigned certifies that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

      IN WITNESS WHEREOF, the undersigned has executed this certification as of the 13th day of November, 2002.



                                     By: /s/ Gary Schultheis
                                         Gary Schultheis,
                                         President
                                         (Principal Financial and
                                         Accounting Officer)